UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2014

Date of Report (Date of earliest event reported)

THE PAWS PET COMPANY, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

855 El Camino Real, Suite 13A-184, Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

(415) 871-0678

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement.

On March 31, 2013 The PAWS Pet Company Inc. (the “Company”) closed an Agreement and Plan of Merger Agreement (the “APMA”) with Pharmacy Development Corp., a California corporation (“PDC”) whereby the Company acquired PDC through a forward triangular merger into the Company’s wholly owned subsidiary PDC, Inc., a Nevada corporation.

PDC, through its wholly owned subsidiary Mesa Pharmacy, Inc. (“MESA”), focuses on providing custom compounded non-narcotic, transdermal topical pain medications that are marketed to industrial health physicians and clinics. MESA has developed a series of topical ointments, in different strengths, that provide the pain relief doctors seek

As a result of the APMA, the First Amended Securities Exchange Agreement (“SEA”) between the parties dated December 31, 2013, pursuant to which the Company acquired MESA was amended, superseded and replaced by the APMA, and the Royalty Agreement between the MESA and PDC dated also dated December 31, 2013 has been terminated. The Company originally disclosed such transactions in a Current Report on Form 8-K dated January 7, 2014.

The Company paid consideration in the form of five hundred thousand (500,000) shares of the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) that had previously been issued under the amended, superseded and replaced SEA.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On March 31, 2013 The PAWS Pet Company Inc. (the “Company”) closed an Agreement and Plan of Merger Agreement (the “APMA”) with Pharmacy Development Corp., a California corporation (“PDC”) whereby the Company acquired PDC through a forward triangular merger into the Company’s wholly owned subsidiary PDC, Inc., a Nevada corporation in exchange for five hundred thousand (500,000) shares of the Company’s Series D Convertible Preferred Stock (the “Series D Stock”).

On March 26, 2014 the Company sold all of its interest in Pet Airways, Inc., a Florida corporation to The Watermark Company, Inc., a corporation controlled by the Daniel Wiesel and Alysa Binder, both officers and directors of the Company. The consideration for the sale of Pet Airways, Inc. was the relief gained through the sale from debts of Pet Airways, Inc. totaling approximately $1,000,000. The Company retains the ownership of the flight reservation system developed by the Company; however, Pet Airways, Inc. retains a royalty free license to utilize the system in perpetuity. A sale of the flight reservation system is being considered.

Item 3.02.     Unregistered Sales of Equity Securities.

On March 26, 2013, the Company issued 60,000,000 Common Stock shares to Daniel Wiesel and Alysa Binder, both officers and directors of the Company, pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933. The shares were issued in consideration of the cancellation of accrued, yet unpaid wages in the amount of $1,300,000 and the agreement by The Watermark Company, Inc., a corporation controlled by the Daniel Wiesel and Alysa Binder, to purchase the Company’s interest in Pet Airways, Inc., a Florida corporation through which the Company formerly operated its discontinued pet airline. The sale of Pet Airways, Inc. relieves the Company of debts totaling approximately $1,000,000. The Company had agreed, in principle, to allow Mr. Wiesel and Ms. Binder to reacquire Pet Airways and settle their outstanding unpaid wages as soon as the acquisition of PDC/MESA was complete. The Company retains the ownership of the flight reservation system developed by the Company; however, Pet Airways, Inc. retains a royalty free license to utilize the system in perpetuity. A sale of the flight reservation system is being considered.

On March 26, 2013, the Company issued 7,441,584 Common Stock shares to the Daniel T Zagorin Family Trust in exchange for $500,000 in cash.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2013, shareholders holding a two-thirds (2/3) majority of the shares entitled to vote on matters presented to the Common shareholders voted to amend the articles as follows:

1.	To change the name of the Company to, “Praxsyn Corporation.”

2.	To increase the number of authorized shares of Common Stock to One Billion Four Hundred and Million (1,400,000,000) shares.

3.

To authorize the Board of Directors to designate, from the already authorized ten million (10,000,000) shares of preferred stock, classes of stock with whatsoever rights and preferences as the board of directors may so choose, including voting and super-majority voting privileges.

4.

To amend the articles so that actions which, by the terms of the Illinois Business Corporation Act of 1983, would normally require a two thirds (2/3) majority vote of the shareholders to pass shall only require a simple majority.

5.	To approve the Agreement and Plan of Merger listed as an exhibit to that certain current report on Form 8-k and filed with the Securities and Exchange Commission on March 26, 2014.

Furthermore, the company filed a Certificate of Designation of Class D Convertible Preferred Stock on December 30, 2013. A copy of the Certificate of Designation was filed with the Company’s current report on Form 8-K on January 7, 2014.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On March 26, 2013, shareholders holding a two-thirds (2/3) majority of the shares entitled to vote on matters presented to the Common shareholders voted to amend the articles as follows:

6.	To change the name of the Company to, “Praxsyn Corporation.”

7.	To increase the number of authorized shares of Common Stock to One Billion Four Hundred and Million (1,400,000,000) shares.

8.

To authorize the Board of Directors to designate, from the already authorized ten million (10,000,000) shares of preferred stock, classes of stock with whatsoever rights and preferences as the board of directors may so choose, including voting and super-majority voting privileges.

9.

To amend the articles so that actions which, by the terms of the Illinois Business Corporation Act of 1983, would normally require a two thirds (2/3) majority vote of the shareholders to pass shall only require a simple majority.

10.	To approve the Agreement and Plan of Merger listed as an exhibit to that certain current report on Form 8-k and filed with the Securities and Exchange Commission originally filed on March 26, 2014.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company expects to file the audited financial statements of Mesa Pharmacy, Inc. required pursuant to this Item 9.01(a) no later than June 14, 2014.

(b) Pro forma financial information.

The Company expects to file the pro forma financial information required pursuant to this Item 9.01(b) no later than June 14, 2014.

(d) Exhibits.

10.1	Agreement and Plan of Merger Agreement (APMA) - Dated March 20, 2014 – Incorporated by reference to the Company’s current report on Form 8-K originally filed on March 26, 2014

10.2	Certificate of Designation of Series D Convertible Preferred Stock – Incorporated by reference to the Company’s current report on Form 8-K originally filed on January 7, 2014.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PAWS Pet Company, Inc.

DATE: April 1, 2014	By:	/s/ Daniel Wiesel
Daniel Wiesel
Chief Executive Officer